
China Sky One Medical, Inc.
(a Nevada corporation)
100% Ownership
American California Pharmaceutical Group, Inc.
(a California corporation)
100% Ownership
Outside of China
Within China
Harbin Tian Di Ren Medical Science and Technology Company (TDR)
(a PRC company)
100% Ownership
100% Ownership
100% Ownership
Heilongjiang Tianlong Pharmaceutical, Inc.
(a PRC company)
Harbin Tian Qing Biotech Application Company
(a PRC company)
Harbin First Bio-Engineering Company Limited
(a PRC company)
100% Ownership
100% Ownership
Heilongjiang Haina Pharmaceutical Inc.
(a PRC company)
Peng Lai Jin Chuang Pharmaceutical Company
(a PRC company)